                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum,  dated as of August 29, 2003, supplements the Management
Agreement (the "Agreement")  dated as of August 1, 1997, by and between American
Century Mutual Funds, Inc. ("ACMF") and American Century Investment  Management,
Inc. ("ACIM").

         IN  CONSIDERATION   of  the  mutual  promises  and  conditions   herein
contained,  the parties agree as follows (all capitalized  terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following class (the "New Class") of shares to be issued by ACMF, and for such management  shall receive the Applicable Fee set forth below:

                                                                       Applicable
Name of Series             Name of Class                               Fee Rate
--------------             -------------                               --------

Growth Fund                R Class                                     1.00%

Ultra Fund                 R Class                                     1.00% first $20 billion
                                                                       0.95% over $20 billion

         2. ACIM  shall  manage the New Class in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

         IN WITNESS  WHEREOF,  the  parties  have  caused  this  Addendum to the
Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                      AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/Janet A. Nash                             /s/Charles A. Etherington
Janet A. Nash                                Charles A. Etherington
Assistant Secretary                          Vice President

Attest:                                      AMERICAN CENTURY INVESTMENT
                                                    MANAGEMENT, INC.

/s/Janet A. Nash                             /s/Charles A. Etherington
Janet A. Nash                                Charles A. Etherington
Assistant Secretary                          Vice President